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[JOHN HANCOCK LOGO]                                Exhibit 4-e-4

John Hancock Place, P.O. Box 111, Boston, MA 02117

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CONTRACT HOLDER:        FIRST INTERSTATE BANK AS TRUSTEE OF THE
                        ALLEN-BRADLEY SAVINGS PLANS (ALLEN-BRADLEY
                        SAVINGS AND INVESTMENT PLAN FOR SALARIED
                        EMPLOYEES, ALLEN-BRADLEY SAVINGS AND
                        INVESTMENT PLAN FOR HOURLY EMPLOYEES AND
                        ALLEN-BRADLEY EMPLOYEE SAVINGS PLAN FOR
                        REPRESENTED HOURLY EMPLOYEES)

EFFECTIVE DATE:         NOVEMBER 30, 1995

GROUP ANNUITY CONTRACT NUMBER: 8384 GAC

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The Contract is issued in consideration of the Application and payment of
Contributions by the Contract Holder.

The Contract is delivered in and is subject to the laws of the State of California.

This page, the Application, the Confirmation Letter, and the following pages constitute the entire Contract which is agreed to by the Contract Holder and the John Hancock.

Signed for the John Hancock at Boston, Massachusetts


Countersigned by ____________________________ on
                          Registrar


Modified Term Accumulation Guarantee Fund
Nonparticipating/Unallocated
Guaranteed Benefit Sub Account
Plan Reference

CA 1 MTA 8384 GAC                                           [JOHN HANCOCK LOGO]
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                         TABLE OF CONTENTS
                                                              Page

I.      CONTRACT SPECIFICATIONS.............................    1

II.     FUND PROVISIONS

        A. Contributions....................................    3
        B. Interest.........................................    3
        C. Expenses.........................................    4
        D. Participant Withdrawals..........................    4
        E. Scheduled Repayment of the Fund..................    5
        F. Unscheduled Transfers............................    6

III.    GENERAL PROVISIONS

        A. Annuities........................................    7
        B. Assignment of Contract...........................    7
        C. Information to be Furnished......................    8
        D. Modification of Contract.........................    8
        E. Guaranteed Benefit Sub Account...................    8
        F. Nonwaiver of Contract Provisions.................    8
        G. Termination of Contract..........................    8
        H. Severability.....................................    8
        I. Miscellaneous....................................    8

IV.     CONTRACTUAL TERMS...................................    9

APPLICATION FOR GROUP ANNUITY CONTRACT
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                    I.  CONTRACT SPECIFICATIONS


CONTRACT HOLDER:        First Interstate Bank as Trustee of the Allen-Bradley
                        Savings Plans (Allen-Bradley Savings and Investment
                        Plan for Salaried Employees, Allen-Bradley Savings and
                        Investment Plan for Hourly Employees and Allen-
                        Bradley Employee Savings Plan for Represented Hourly
                        Employees)

PLAN: Allen-Bradley Savings Plans (Allen-Bradley Savings and Investment Plan for Salaried Employees, Allen-Bradley Savings and Investment Plan for Hourly Employees and Allen-Bradley Employee Savings Plan for Represented Hourly Employees)

EMPLOYER:               Allen-Bradley

CONTRIBUTION PERIOD:    December 1, 1995 to November 30, 1996

CONTRIBUTIONS:          $57,000,000 will be paid to the John Hancock on
                        December 1, 1995.

                        100% of Participant directed contributions to the GIC Fund, estimated to be $18,000,000 in total, net of withdrawals, will be paid to the John Hancock on a monthly basis beginning on December 1, 1995 and ending on November 30, 1996.

                        If on November 30, 1996 total Contributions, less withdrawals, are less than $75,000,000, the shortfall will be payable on December 2, 1996.

                        If on November 30, 1996 total Contributions, less withdrawals, are more than $75,000,000, the excess will be returned to the Contract Holder on December 2, 1996.

INVESTMENT OPTIONS:     GIC Fund (guaranteed investment contract)
                        Diversified (equity) Fund
                        Fixed Income Fund (Money Market)
                        Intermediate Government Bond Fund
                          (5 year maturity)

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                  I.  CONTRACT SPECIFICATIONS - CONTINUED

INVESTMENT OPTION
TRANSFER PROVISIONS:    Participants may not at any time transfer funds in or
                        out of the GIC Fund, with the exception of reallocating maturing contracts.

GUARANTEE
EXPIRATION DATE:        March 31, 1999

REPAYMENT SCHEDULE:     Repayment of the Fund will be in a lump sum on the
                        Guarantee Expiration Date.

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                              II. FUND PROVISIONS

A.      CONTRIBUTIONS

        Contributions will be paid to the John Hancock as indicated in the Contract Specifications. Each recurring Contribution is due and payable to the John Hancock within thirty days after its receipt by the Contract Holder.

        The following will not be considered to be Contributions under the Contract and may be returned, unless mutually agreed upon by the Contract Holder and the John Hancock:

        1. any amounts received in excess of the Contributions or prior to the date(s) indicated in the Contract Specifications; or

        2. any amounts received as a result of a change in the operation of the Plan, by amendment or practice; or

        3. any amounts received after the Contract Holder or Employer has not provided the John Hancock with a requested copy of a Participant Communication or resulting from a Participant Communication which the John Hancock determines is designed to influence Participants to transfer funds into the Contract; or

        4. any amounts received as a result of a merger or acquisition by the Employer.

        5. any amounts received from the liquidation of Employer stock in connection with an offer to acquire, or acquisition of, any equity interest of the Employer.

        The Contract Holder may discontinue Contributions at any time. In such event, the Contract Holder will be liable to the John Hancock for investment losses, if any, the John Hancock may incur as a result of nonpayment of any Contributions. The amount of the investment losses will be determined in accordance with uniform procedures established by the John Hancock for contracts of this class as described in the Confirmation Letter. A statement of the applicable procedures will be provided to the Contract Holder upon request.

B.      INTEREST

        From the date of deposit to the day preceding the Guarantee Expiration Date, the John Hancock will credit the daily equivalent of the Net Guaranteed Interest Rate on the ending balance in the Fund each day, including any Contributions, less any transfers and withdrawals.


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                II.  FUND PROVISIONS - CONTINUED


C.      EXPENSES

        The John Hancock will bill the Contract Holder for any special Services performed under the Contract. Such special Services must be requested by the Contract Holder in writing. If the expense charge is not paid within thirty-one days of the date of billing, it will be deducted from the Fund.

        If a scheduled or unscheduled transfer is made, any outstanding expenses which have been billed to the Contract Holder will be deducted from the amount to be transferred.

D.      PARTICIPANT WITHDRAWALS

        The Contract may be utilized to pay Participant withdrawals. When the Contract Holder requests in writing a withdrawal from the Fund, the John Hancock will transfer the amount to the Contract Holder, subject to the following:

        1. The transfer will be made within two business days of receipt of written notice or on the date specified in the notice, if later. However, the John Hancock may take up to ten business days for bulk payments and thirty business days for payment to individual Participants.

        2. Withdrawals will be made on behalf of a Participant in the event of retirement, death, disability, termination of employment, involuntary layoff, in-service withdrawals, loans, age 59 1/2, hardship, or due to a Participant's investment election to transfer any portion of his Participant's Account to the Investment Option(s) indicated in the Contract Specifications, in accordance with the Investment Option Transfer Provisions.

        3. During the Contribution Period, any amounts to be withdrawn from the GIC Fund will be made from the Fund. The withdrawal will not be greater than the balance in the Fund.

           After the Contribution Period, a request for a withdrawal from the Fund will be recognized provided that the cash flow and all assets of the GIC Fund, established after the Contribution Period of the Contract, have been exhausted on a last-in, first-out basis.

If, however, a Participant elects to withdraw any portion of his Participant's Account as a result of any of the events listed below, the withdrawal will be considered to be initiated by the Contract Holder. If the withdrawal will adversely affect the John Hancock's financial experience under the Contract, the John Hancock reserves the right to apply a transfer adjustment factor, determined in accordance with the Unscheduled Transfers section, to the amount to be transferred.


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                  II.  FUND PROVISIONS - CONTINUED


        4. The withdrawal is a result of a Participant Communication, which in the reasonable judgment of the John Hancock is designed to induce Participants to make a withdrawal from the Fund, or the withdrawal occurs after the Contract Holder or Employer has not provided the John Hancock with a requested copy of a Participant Communication.

        5. An additional investment option has been established or the investment policy of an Investment Option has been modified without the written consent of the John Hancock.

        6. A new pension plan has been established by the Employer covering Participants in the Plan.

        7. The operation of the Plan or any other pension plan of the Employer has been changed, by amendment or practice.

        8. The withdrawal is due to a Contract Holder or Employer action which results in the transfer of Participants' Accounts. Actions include, but are not limited to, a merger, sale, spinoff, early retirement incentive, facility relocation, voluntary layoff (involving severance incentives), or a Plan termination which is not the result of financial hardship, such as a court ordered liquidation under applicable bankruptcy or insolvency statutes.

           If a clone contract is mutually agreed to by the Contract Holder and the John Hancock, the transfer to create the clone will be at book value.

E.      SCHEDULED REPAYMENT OF THE FUND

        The John Hancock will transfer the balance in the Fund to the Contract Holder in a single sum on the Guarantee Expiration Date, unless prior to such date the John Hancock has received written notice by the Contract Holder that the balance in the Fund is to be transferred to another insurance company, trustee or a new group annuity contract to be issued by the John Hancock.

        If the Guarantee Expiration Date falls on a nonbusiness day, the transfer of the Fund will be made on the business day preceding such date, with interest and any applicable expenses adjusted accordingly.

        If the Guarantee Expiration Date falls on the last business day of the calendar year, then the John Hancock may, upon appropriate notification to the Contract Holder, transfer the Fund on the first business day of the succeeding calendar year. Appropriate adjustments will be made to the interest and any applicable expenses. If the Contract Holder notifies the John Hancock of an objection within seven days of receipt of notification, the transfer will be made as originally scheduled.


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                II.  FUND PROVISIONS - CONTINUED


F.      UNSCHEDULED TRANSFERS

        The Contract Holder may request an unscheduled transfer from the Fund in the event of a sale or spinoff of a group covered under the Plan when a clone contract cannot be arranged to the satisfaction of the Contract Holder and the John Hancock, or in the event that the operation of the Plan has significantly changed, as reasonably determined by the John Hancock. A request for a transfer for any other reason will be subject to the consent of the John Hancock and at terms mutually agreed upon between the Contract Holder and the John Hancock.

        The transferable balance is an amount equal to the balance in the Fund, or such lesser amount as may be requested, to be transferred on the transfer date, multiplied by a transfer adjustment factor. Any outstanding expenses which have been billed to the Contract Holder will reduce the balance in the Fund prior to the deduction of the transfer adjustment. A statement of the applicable procedures to determine the transfer adjustment factor will be furnished to the Contract Holder upon request.

        The transfer date will be the business day specified as the transfer date by the Contract Holder in a written notice, provided it is not less than ninety days after receipt of such notice by the John Hancock.


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                   III.  GENERAL PROVISIONS


A.      ANNUITIES

        The Contract Holder has the option to purchase annuities for Participants in the Plan who have retired. Any annuities to be purchased under the Contract will be established in accordance with current procedures of John Hancock for group annuity contracts of this class and may be in any form which is then being offered under contracts of this class.

        The rates applicable to purchase immediate annuities will be furnished by the John Hancock to the Contract Holder upon request. The John Hancock reserves the right to change the purchase rates for annuities at any time.

        The rates applicable to the purchase of immediate annuities for Participants will not be less favorable than rates based on the following assumptions:

        Mortality:      The 1983 Group Annuity Mortality Table projected
                        to the calendar year of purchase using Projection
                        Scale H, with a six year age setback

        Interest:       Age 50 and up - 3.00%

        Loading: 1.5% of gross premium, plus any applicable state premium tax

        Per Life
        Charge: $500 for each Participant for whom an annuity is purchased

        The John Hancock retains the right to limit the total amount of annuities which may be purchased under the Contract to that portion of the annuity represented by the ratio of the Participant's Account to the total value of the interest of the Participant under the Plan.

        If it is discovered that the age, sex, or any other relevant fact with respect to a Participant is erroneous, an adjustment will be made in the amounts withdrawn from the Fund on account of such Participant or in the annuities payable by the John Hancock on account of such Participant, or both. The John Hancock will not be liable to pay any greater annuity with respect to any payee than that which would be payable on the basis of the correct information and the actual amounts withdrawn from the Fund.

B.      ASSIGNMENT OF CONTRACT

        The Contract will not be assigned without the mutual written consent of the Contract Holder and John Hancock.


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                    III.  GENERAL PROVISIONS - CONTINUED


C.      INFORMATION TO BE FURNISHED

        The Contract Holder will provide or permit the John Hancock to obtain all financial statements and information which may reasonably be required in the administration of the Contract.
        The John Hancock has the right to rely upon such information and to act for the purposes of the Contract on the basis of such information. Where financial information is not certified by an independent accounting firm, the Contract Holder will permit the John Hancock, or its authorized representatives, at the John Hancock's expense, to inspect the statements, books and records of the Contract Holder relating to the Contract.

D.      MODIFICATION OF CONTRACT

        The Contract may be modified at any time by written agreement between the Contract Holder and the John Hancock. Only the President, a Vice President, the Secretary, or an Assistant Secretary of the John Hancock has authority on behalf of the John Hancock to modify or waive any of the provisions of the Contract.

E.      GUARANTEED BENEFIT SUB ACCOUNT

        The Guaranteed Benefit Sub Account is a pooled segment of John Hancock's General Investment Account under which guarantees of benefits or contract values are made. All monies under the Contract will be part of the general corporate funds of the John Hancock and will be assigned for investment purposes to the Guaranteed Benefit Sub Account.

F.      NONWAIVER OF CONTRACT PROVISIONS

        The failure of the Contract Holder or the John Hancock to perform or to insist upon the strict performance of any provision of the Contract will not constitute a waiver on the part of the Contract Holder or the John Hancock of its right to perform or to require the performance of such provision.

G.      TERMINATION OF CONTRACT

        The Contract will terminate upon John Hancock's fulfillment of all its duties and obligations arising under the Contract.

H.      SEVERABILITY

        Should one or more provisions of the Contract be held by any court to be invalid, void or unenforceable, the remaining provisions will continue in full force.

I.      MISCELLANEOUS

        All sums payable by the John Hancock will be payable from its Home Office in Boston, Massachusetts.


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                         IV. CONTRACTUAL TERMS

Contractual Terms as they are used or referenced in the Contract:

CONTRACT HOLDER       Contract Holder means the Contract Holder referenced in
                      the Contract Specifications and any successor Trustee.
                      The Contract Holder will act on behalf of the Employer in any matter pertaining to the Contract and each such act will be binding on the Employer.

                      The Contract Holder will not be considered an agent of the John Hancock for any purpose under the Contract.

EMPLOYER Employer includes each of its subsidiary, affiliated or associated companies which adopt the Plan prior to the Effective Date of the Contract.

                      Any entity adopting the Plan on or subsequent to the Effective Date of the Contract will not be considered covered under the Contract without the written consent of the John Hancock.

FUND                  Fund means the Modified Term Accumulation Guarantee
                      Fund to which Contributions are credited and accumulated and which is adjusted by additions or withdrawals made in accordance with the Contract.

PARTICIPANT           Participant means any active, terminated or retired
                      employee or the survivor or beneficiary of such employee who has an interest in the Plan.

PARTICIPANT           Participant Communication means any communication
COMMUNICATION         concerning investment election under the Plan which is
                      prepared for delivery to Participants.

                      Participant Communications which will induce Participants to transfer all or part of their accounts into or out of the Contract will not be delivered to Participants by the Contract Holder or the Employer.

                      Upon request by the John Hancock, the Contract Holder or Employer agrees to furnish a copy of any Participant Communication within ten business days.

                      Upon request, the John Hancock will review any proposed Participant Communication.

                                        9

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                    IV. CONTRACTUAL TERMS - CONTINUED

PARTICIPANT'S         Participant's Account means the contributions under
ACCOUNT               the Plan made in the Participant's behalf which have been
                      credited to the Fund, together with credited earnings.

PLAN Plan refers to the Plan as it is constituted on the Effective Date of the Contract.

                      The John Hancock will be notified of any Plan amendment prior to its effective date, and will recognize any amendment that will not adversely affect the John Hancock's financial experience under the Contract. The determination will be made within ten business days of receipt of the proposed amendment by the John Hancock at its Home Office.

SERVICES              Services covered under the Contract include:

                      - Installation
                      - Contract drafting
                      - General accounting services
                      - Monthly fund statements
                      - Annuity purchase facility
                      - An aggregate total of 52 Fund transactions, deposits
                        and withdrawals, during a calendar year; prorated if the Contract is in effect for less than twelve months. Additional transactions will be considered a special service, unless a pricing adjustment has been made.

                        Examples of special services, subject to additional expense charges, are, but will not be limited to:

                      - Maintenance of Participant records
                      - Contract amendments
                      - Lump sum payment to individual Plan Participants

WRITTEN NOTICE        The phrase "written notice" means, unless otherwise
                      stated, a written notice received at the Home Office of the John Hancock in Boston, Massachusetts.


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           APPLICATION FOR GROUP ANNUITY CONTRACT
                    TO BE ISSUED BY THE
         JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

First Interstate Bank as Trustee of the Allen-Bradley Savings Plans (Allen-Bradley Savings and Investment Plan for Salaried Employees, Allen-Bradley Savings and Investment Plan for Hourly Employees and Allen-Bradley Employee Savings Plan for Represented Hourly Employees) makes application to the John Hancock Mutual Life Insurance Company ("the John Hancock") for a group annuity contract ("the Contract"), subject to the following:

      It is agreed that this Application will be attached to and made a part of the Contract, and that said Contract will become effective as of November 30, 1995, the date Rockwell International Corporation accepted John Hancock's proposal.

      The Contract Holder represents that the bid specifications dated November 21, 1995, provided by Rockwell International Corporation, conform to and accurately represent the terms and provisions of the Plan, and acknowledges the Provisions Specific to John Hancock Contracts dated September 1, 1995. Any variance in the terms of the Plan from such specifications and Provisions will be ineffective for purposes of the Contract without the express written consent of the John Hancock.

  N/A   is hereby designated as the   N/A   to receive any commissions
payable by the Contract Holder on the Contract issued on this Application, provided that he is duly licensed as required by law. The Contract Holder authorizes the John Hancock to pay from the Fund any commission payable to the N/A.


         FIRST INTERSTATE BANK AS TRUSTEE OF THE ALLEN-BRADLEY
          SAVINGS PLANS (ALLEN-BRADLEY SAVINGS AND INVESTMENT
           PLAN FOR SALARIED EMPLOYEES, ALLEN-BRADLEY SAVINGS
              AND INVESTMENT PLAN FOR HOURLY EMPLOYEES AND
                ALLEN-BRADLEY EMPLOYEE SAVINGS PLAN FOR
                     REPRESENTED HOURLY EMPLOYEES)


                      By:
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                      Title:
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                      Date:
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CA 2 MTA 8384 GAC
Ed. 7/94